Exhibit 99.1

FOR IMMEDIATE RELEASE

Turning Point Brands, Inc. Announces Fourth Quarter and Full Year 2018 Results

LOUISVILLE, KY. (March 5, 2019) - Turning Point Brands, Inc. (NYSE:TPB), a leading provider of Other Tobacco Products (“OTP”) and adult consumer alternatives, today announced financial results for the fourth quarter and full year ended December 31, 2018.

Results at a Glance

Fiscal Year Ending December 31, 2018
(Comparisons vs. same period year-ago)

✓	Net sales increased 16.4% to a record $332.7 million;
✓	Gross profit increased 14.1% to a record $142.6 million;
✓	Net income attributable to Turning Point Brands, Inc. increased 25.1% to $25.3 million;
✓	Adjusted EBITDA increased 7.6% to $64.6 million (see Schedule A for a reconciliation to net income); and
✓	Diluted EPS of $1.28 and Adjusted Diluted EPS of $1.77 as compared to $1.04 and $1.36 in the year-ago period, respectively (see Schedule C for a reconciliation to Diluted EPS)

Fourth Quarter 2018
(Comparisons vs. same period year-ago)

✓	Net sales increased 28.2% to a record $94.3 million;
✓	Gross profit increased 20.1% to a record $38.7 million;
✓	Net income increased 41.6% to $5.0 million;
✓	Adjusted EBITDA increased 16.6% to $17.2 million (see Schedule A for a reconciliation to net income);
✓	Diluted EPS of $0.25 and Adjusted Diluted EPS of $0.49 as compared to $0.18 and $0.39 in the year-ago period, respectively (see Schedule C for a reconciliation to Diluted EPS); and
✓	Other highlights from the fourth quarter:
o	Stoker’s MST retail distribution expansion continues to fuel double-digit volume gains;
o	Zig-Zag’s leadership position in wraps and papers endures with novel new product launches on track for first quarter 2019 and beyond; and

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

o	NewGen net sales growth of 86.2% with record sales at VaporBeast and the inclusion of the September 2018 acquisition of International Vapor Group (“IVG”) and its strong B2C marketing platform

“2018 was a solid year of achievement for team TPB. Not only did we produce record net sales and gross profit, but we also rounded out our non-traditional distribution infrastructure with two vaping acquisitions, made our first investment in the hemp and CBD space and established the foundation for the successful launch of our Nu-X division, while continuing to grow our focus brands,” said President and Chief Executive Officer, Larry Wexler. “2019 will be a transformative year for Turning Point Brands as we begin to integrate the e-commerce strengths of our vaping infrastructure with the breadth of our core tobacco bricks and mortar salesforce.”

“Total TPB net sales continue to grow robustly on the strength and success of our focus brands”, said Larry Wexler, President and CEO. “Stoker’s MST achieved another record share in the quarter. Zig Zag organic hemp rolling paper products continue to expand retail distribution and the new product pipeline for 2019 is full of exciting new novel introductions. VaporBeast delivered yet another record in quarterly net sales and gross profit and was complemented by a full quarter of B2C powered sales at IVG.”

Recent Events

On November 26, 2018, the company announced that it acquired a minority interest (19.99%) in Canadian American Standard Hemp (“CASH”). CASH has management and production facilities located in Warwick, Rhode Island that currently produce tinctures, capsules, vape cartridges and oral sprays that contain cannabidiol isolate (“CBD”) developed through highly efficient, proprietary processes. TPB has rapidly collaborated with CASH to develop our own suite of proprietary products which entered commerce in the first quarter of 2019.

On January 15, 2019, TPB announced the formation of Nu-X Ventures, dedicated to the development, production and sale of alternative products including CBD’s and pursuing acquisitions in related spaces. The creation of Nu-X Ventures allows TPB to leverage its management expertise in traditional OTP to alternative products. The TPB management team has over 100 years of collective experience navigating federal, state and local regulations that are directly applicable to the growing alternatives market. The acquisitions of VaporBeast and IVG coupled with TPB’s large traditional sales and distribution network provide the infrastructure to reach greater than 185,000 retail outlets in the U.S. and millions of consumers through its B2C sales engine. Utilizing these core competencies, TPB is poised to both produce and distribute a diverse range of products under the Nu-X division. The company has a robust pipeline of products that will be released throughout 2019 and beyond.

On March 4, 2019, the TPB board of directors declared a quarterly dividend of $0.045 per common share. The dividend will be paid on April 12, 2019, to shareholders of record on the close of business on March 22, 2019.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Smokeless Products Segment (24% of total net sales in the quarter)

For the fourth quarter, Smokeless products net sales increased 10.2% to $23.1 million on the continuing double-digit volume growth of Stoker’s MST, partially offset by declines in chewing tobacco, attributable to increased competition and a continuing segment shift to lower price products. In the quarter, total Smokeless segment volume increased 5.5% and price/mix advanced 4.7%.

For the full year 2018, Smokeless products net sales increased 6.5% to a record $90.0 million. For the year, total Smokeless segment volume increased 2.6% and price/mix advanced 3.9%.

Year-over-year industry volumes for chewing tobacco declined by approximately 6% in the quarter, while industry MST1 volumes slipped by approximately 3% to year-ago, according to MSAi. Stoker’s shipments to retail outpaced the smokeless industry in the quarter, growing its MSAi share in both chewing tobacco and MST. Stoker’s MST cases shipped in the quarter rose by greater than 10%, while establishing yet another record share in the quarter.

For the quarter, gross profit for the Smokeless segment increased 15.8% to $11.9 million. Segment gross margin expanded 250 basis points to 51.6%. For the year 2018, segment gross profit increased 8.9% to a record $46.5 million, while gross margin expanded 110 basis points to 51.6%.

“Stoker’s MST double-digit advances remain highly encouraging with continued adoptions by higher velocity larger chains, a trend we expect to continue into 2019,” said Wexler.

Smoking Products Segment (29% of total net sales in the quarter)

For the fourth quarter, net sales of Smoking products decreased $1.8 million to $27.1 million, largely attributable to the $2.2 million in fourth quarter Canadian paper orders we voluntarily canceled as a result of the previously communicated packaging regulations and to diminishing losses in the low-margin cigars business. In the quarter, Smoking products volume and price/mix each decreased 3.1%.

For the full year 2018, Smoking segment net sales increased $1.6 million to $111.5 million. Smoking products volume and price/mix each increased 0.7%.

In the quarter, Zig-Zag retained its U.S. share leadership position in premium cigarette papers with the successful expansion of organic hemp rolling paper products while also modestly increasing share in the MYO cigar wraps category. A broadened assortment of novel new Zig-Zag products are scheduled for first quarter 2019 and beyond.

1 TPB measures industry MST volumes excluding pouch and snus products.

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According to MSAi, fourth quarter industry volumes for U.S. cigarette papers decreased by low-to-mid-single-digits, while industry MYO cigar wraps were off high single-digits on promotional timing.

Smoking products gross profit for the quarter decreased $1.2 million to $13.9 million with gross margin decreasing 110 basis points to 51.2%. Gross profit in the quarter was impacted by the aforementioned canceled Canadian PO’s and $0.8 million of COGS line rationalization expenses on discontinued products, as we concentrate resources behind higher priority businesses. For the year 2018, Smoking segment gross profit of $57.0 million was soft to year ago by $0.1 million, while gross margin contracted 80 basis points to 51.2%. Gross profit for the year was impacted by $1.3 million in line rationalization expenses on non-core, discontinued products.

“The iconic Zig-Zag brand is well positioned to benefit from the tailwinds of legal recreational cannabis, particularly given our schedule of novel new product introductions in 2019,” said Wexler.

Fourth quarter sales of low priority cigar products were $1.2 million vs $1.6 million in the year prior. For the full year 2018, sales of cigar products declined $3.0 million to $5.5 million.

NewGen (New Generation) Products Segment (47% of total net sales in the quarter)

For the fourth quarter, NewGen segment net sales grew 86.2% to a record $44.1 million on continued VaporBeast momentum and a full quarter of IVG results. For the full year 2018, NewGen net sales increased $39.9 million to a record $131.1 million.

In the quarter, gross profit for the NewGen segment increased 89.4% to a record $12.9 million. Gross margin for the quarter expanded by 50 basis points to 29.3%. In the quarter, there were $1.3 million in COGS line rationalization and warehouse reconfiguration inventory expenses as compared to $0.1 million in the prior year. For the full year 2018, NewGen gross profit increased $13.9 million to a record $39.0 million, while gross margin expanded by 230 basis points to 29.8%. Gross profit for 2018 includes $1.5 million of line rationalization and warehouse reconfiguration inventory expenses.

VaporBeast’s key performance metrics indicate sustained progress against our goal to grow sales in the existing store base, as evidenced by increases in both order sizes and order frequency, which delivered record revenues in the quarter. IVG’s VaporFi and DirectVapor B2C businesses also contributed to solid advances in the quarter. As previously communicated, vapor integration synergies started in the fourth quarter and are expected to be fully in place by late third quarter 2019. Fourth quarter 2018 NewGen results include $1.1 million of tariff expense and a $1.0 million offset to SG&A from the previously announced second quarter loan to a supplier.

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“As we press forward with our vapor integration strategy, we intend to leverage the IVG B2C marketing capabilities while combining certain logistics activities across the VaporBeast, Vapor Shark, Vapor Supply and IVG platforms”, said Wexler. “We intend to leverage these assets, including our national salesforce, to launch proprietary Nu-X products in CBD and vapor to further accelerate company momentum. Our new proprietary vapor product line under the RipTide brand name began shipping in February 2019 and Nu-X branded CBD products are queued up for first quarter distribution in our own ecosystem and thereafter across all of our channels and platforms.”

Other Events and Performance Measures in the Fourth Quarter

Fourth quarter 2018 consolidated selling, general and administrative (“SG&A”) expenses were $27.8 million compared to $21.5 million in 2017, due to the inclusion of the IVG and Vapor Supply SG&A and transaction expenses.

Fourth quarter SG&A included $2.5 million of the following:
•	$1.5 million of transaction expenses including an earnout for IVG management as compared to $0.2 million a year-ago;
•	$0.2 million of strategic expenses as compared to $0.9 million a year-earlier;
•	$0.5 million of introductory new product launch costs in 2018 including $0.2 million for Nu-X related expenses versus $0.5 million in 2017;
•	$0.2 million of line rationalization expenses in both 2017 and 2018; and
•	$0.1 million of expense related to shutting down the Oklahoma Vapor Supply warehouse in 2018 and $0.1 million of Tax Act bonuses in 2017

Fourth quarter 2018 cost of goods sold included $2.3 million of the following:
•	$1.7 million of line rationalization expenses in 2018 as compared to $0.1 million in 2017;
•	$0.5 million of warehouse reorganization expenses related to inventory rationalization; and
•	$0.1 million of introductory new product launch costs compared to $0.2 million a year earlier

Interest expense for the quarter was $4.0 million as compared to $3.9 million in the year-ago period.

Income tax expense for the quarter includes $0.5 million of expense or 7% of pre-tax income as a result of updating our state tax expense based on our 2017 tax filings. The effective tax rate for 2018 was 20.0%

For the quarter, fully diluted weighted average shares outstanding were 20.0 million.

Capital expenditures in the fourth quarter 2018 totaled $0.7 million.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Total debt at December 31, 2018 was $220.7 million. Net debt at December 31, 2018 was $217.4 million, compared to $199.4 million as of December 31, 2017, an increase of $18.0 million, primarily due to the IVG acquisition in the third quarter. Net debt at December 31, 2018 to rolling twelve months Adjusted EBITDA was 3.4x (see Schedule B for a reconciliation).

2019 Outlook

Absent any acquisitions, the company projects 2019 base business net sales to be $370 to $385 million. Additionally, the company anticipates that the Nu-X division will deliver an additional $10 to $20 million in net sales, bringing total TPB 2019 net sales to $380 to $405 million. The company intends to fully reinvest Nu-X gross profit to maximize sales and market achievement. We expect to update our Nu-X guidance on a quarterly basis.

The company anticipates continued volatility in Canadian paper sales until such time as the Canadian packaging guidelines are finalized, including certain transition timelines. Once finalized, we expect inventories to replenish to standard operating norms.

In our evolution out of the low margin cigars category, we anticipate year-over-year net sales erosion of approximately $1.5 million. Net sales of cigars products for the years 2016, 2017 and 2018 were $12.7 million, $8.5 million and $5.5 million, respectively.

The company anticipates certain SG&A expenses in 2019, including:
•	$1.6 million to support the Nu-X infrastructure, which will be heavily weighted towards the first half of 2019
•	$1.5 million in preparation for the FDA’s PMTA pathway; and
•	$1.2 million in transaction expenses resulting from the September 2018 acquisition of IVG, primarily due to accounting requirements of earnout payments.

Excluding the SG&A expenses described above and Nu-X operating performance, we project 2019 Adjusted EBITDA of $70 to $75 million.

Stock compensation expense in 2019 is projected to be $4.0 million versus $1.4 million in 2018. The increase is attributable to the higher stock price and realigning incentives for both executive management and deep in the organization to the stock price.

The company expects the 2019 effective income tax rate to be 21-23%.

Capital expenditures for 2018 are expected to be approximately $3.0-$4.0 million, including certain investments in our MST operations with an anticipated one-year payback.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Moving forward, we will begin providing quarterly net sales guidance. Net Sales for the first quarter 2019, including the estimated impact associated with the Canadian packaging regulations, is expected to be $89 million to $93 million.

Earnings Conference Call

As previously disclosed, a conference call with the investment community to review TPB’s financial results has been scheduled for 10 a.m. Tuesday, March 5, 2019. Investment community participants should dial in ten minutes ahead of time using the toll free number 800-458-4121 (International participants should call 786-789-4772). A live listen-only webcast of the call is available from the Events and Presentations section of the investor relations portion of the company website (www.turningpointbrands.com). A replay of the webcast will be available on the site three hours following the call.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles in the United States (GAAP), this press release includes certain non-GAAP financial measures including Adjusted EBITDA, Adjusted diluted EPS, Net Debt, Adjusted Gross Profit and Adjusted Operating Income. A reconciliation of these non-GAAP financial measures accompanies this release.

About Turning Point Brands, Inc.

Louisville, Kentucky-based Turning Point Brands, Inc. (NYSE: TPB) is a leading U.S. provider of Other Tobacco Products and adult consumer alternatives. TPB, through its focus brands, Stoker’s® in Smokeless products, Zig-Zag® in Smoking products and VaporBeast® and VaporFi® in NewGen products, generates solid cash flow which it uses to finance acquisitions, increase brand support and strengthen its capital structure. TPB does not sell cigarettes. More information about the company is available at its corporate website, www.turningpointbrands.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may generally be identified by the use of words such as "anticipate," "believe," "expect," "intend," "plan" and "will" or, in each case, their negative, or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. As a result, actual events may differ materially from those expressed in or suggested by the forward-looking statements. Any forward-looking statement made by TPB in this press release speaks only as of the date hereof. New risks and uncertainties come up from time to time, and it is impossible for TPB to predict these events or how they may affect it. TPB has no obligation, and does not intend, to update any forward-looking statements after the date hereof, except as required by federal securities laws. Factors that could cause these differences include, but are not limited to:

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•	declining sales of tobacco products, and expected continuing decline of sales, in the tobacco industry overall;
•	our dependence on a small number of third-party suppliers and producers;
•	the possibility that we will be unable to identify or contract with new suppliers or producers in the event of a supply or product disruption;
•	the possibility that our licenses to use certain brands or trademarks will be terminated, challenged or restricted;
•	failure to maintain consumer brand recognition and loyalty of our customers;
•	substantial and increasing U.S. regulation;
•	regulation of our products by the FDA, which has broad regulatory powers;
•	uncertainty related to the regulation and taxation of our NewGen products;
•	our products are subject to developing and unpredictable regulation;
•	our products contain nicotine which is considered to be a highly addictive substance;
•	possible significant increases in federal, state and local municipal tobacco- and vapor-related taxes;
•	possible increasing international control and regulation;
•	our reliance on relationships with several large retailers and national chains for distribution of our products;
•	our amount of indebtedness;
•	the terms of our credit facilities, which may restrict our current and future operations;
•	intense competition and our ability to compete effectively;
•	uncertainty and continued evolution of markets containing our NewGen products;
•	significant product liability litigation;
•	some of our products are subject to developing and unpredictable regulations
•	the scientific community’s lack of information regarding the long-term health effects of electronic cigarettes, vaporizer and e-liquid use;
•	requirement to maintain compliance with master settlement agreement escrow account;
•	competition from illicit sources;
•	our reliance on information technology;
•	security and privacy breaches;
•	contamination of our tobacco supply or products;
•	infringement on our intellectual property;
•	third-party claims that we infringe on their intellectual property;
•	failure to manage our growth;
•	failure to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions;
•	fluctuations in our results;
•	exchange rate fluctuations;
•	adverse U.S. and global economic conditions;
•	sensitivity of end-customers to increased sales taxes and economic conditions;

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•	failure to comply with certain regulations;
•	departure of key management personnel or our inability to attract and retain talent;
•	imposition of significant tariffs on imports into the U.S.;
•	reduced disclosure requirements applicable to emerging growth companies may make our common stock less attractive to investors, potentially decreasing our stock price;
•	failure to maintain our status as an emerging growth company before the five-year maximum time period a company may retain such status;
•	our principal stockholders will be able to exert significant influence over matters submitted to our stockholders and may take certain actions to prevent takeovers;
•
our certificate of incorporation and bylaws, as well as Delaware law and certain regulations, could discourage or prohibit acquisition bids or merger proposals, which may adversely affect the market price of our common stock;

•
our certificate of incorporation limits the ownership of our common stock by individuals and entities that are Restricted Investors. These restrictions may affect the liquidity of our common stock and may result in Restricted Investors being required to sell or redeem their shares at a loss or relinquish their voting, dividend and distribution rights;

•
future sales of our common stock in the public market could reduce our stock price, and any additional capital raised by us through the sale of equity or convertible securities may dilute your ownership in us;

•	we may issue preferred stock whose terms could adversely affect the voting power or value of our common stock; and
•	our status as a “controlled company” could make our common stock less attractive to some investors or otherwise harm our stock price.

Contact:
Robert Lavan, Senior Vice President, CFO
ir@tpbi.com (502) 774-9238

Financial Statements Follow:

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)

	Three Months Ended
	December 31,
	2018	2017
Net sales	$94,291	$73,563
Cost of sales	55,547	41,299
Gross profit	38,744	32,264
Selling, general, and administrative expenses	27,761	21,526
Operating income	10,983	10,738
Interest expense	4,013	3,894
Interest income	(5)	(7)
Investment income	(96)	(104)
Net periodic benefit (income) expense, excluding service cost	(45)	6
Income before income taxes	7,116	6,949
Income tax expense	2,132	3,430
Consolidated net income	$4,984	$3,519

Basic income per common share:
Consolidated net income	$0.25	$0.18
Diluted income per common share:
Consolidated net income	$0.25	$0.18
Weighted average common shares outstanding:
Basic	19,550,002	19,207,490
Diluted	20,040,428	19,722,513

Supplemental disclosures of statement of income information:
Excise tax expense	$4,789	$4,811
FDA fees	$156	$140

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Income
(dollars in thousands except share data)

	For the year ended
	December 31,
	2018	2017
Net sales	$332,683	$285,777
Cost of sales	190,124	160,807
Gross profit	142,559	124,970
Selling, general, and administrative expenses	94,075	75,290
Operating income	48,484	49,680
Interest expense	15,086	16,904
Interest income	(267)	(15)
Investment income	(424)	(438)
Loss on extinguishment of debt	2,384	6,116
Net periodic benefit expense, excluding service cost	131	180
Income before income taxes	31,574	26,933
Income tax expense	6,285	7,280
Consolidated net income	25,289	19,653
Net loss attributable to non-controlling interest	-	(556)
Net income attributable to Turning Point Brands, Inc.	$25,289	$20,209

Basic income per common share:
Net income attributable to Turning Point Brands, Inc.	$1.31	$1.06
Diluted income per common share:
Net income attributable to Turning Point Brands, Inc.	$1.28	$1.04
Weighted average common shares outstanding:
Basic	19,355,607	18,989,177
Diluted	19,827,562	19,513,008

Supplemental disclosures of statement of income information:
Excise tax expense	$19,835	$19,646
FDA fees	$586	$584

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Balance Sheet
(dollars in thousands except share data)

	December 31,	December 31,
ASSETS	2018	2017
Current assets:
Cash	$3,306	$2,607
Accounts receivable, net of allowances of $42 in 2018 and $17 in 2017	2,617	3,248
Inventories	91,237	63,296
Other current assets	14,694	10,342
Total current assets	111,854	79,493
Property, plant, and equipment, net	10,589	8,859
Deferred income taxes	-	450
Deferred financing costs, net	870	630
Goodwill	145,939	134,620
Other intangible assets, net	35,339	26,436
Master Settlement Agreement (MSA) escrow deposits	30,550	30,826
Other assets	4,236	963
Total assets	$339,377	$282,277

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,841	$3,686
Accrued liabilities	22,925	18,694
Current portion of long-term debt	8,000	7,850
Revolving credit facility	26,000	8,000
Total current liabilities	63,766	38,230
Notes payable and long-term debt	186,715	186,190
Deferred income taxes	2,291	-
Postretirement benefits	3,096	3,962
Other long-term liabilities	886	571
Total liabilities	256,754	228,953

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value; authorized shares 40,000,000; issued and outstanding shares -0-	-	-
Common stock, voting, $0.01 par value; authorized shares, 190,000,000; issued and outstanding shares - 19,553,857 at December 31, 2018, and 19,210,633 at December 31, 2017	196	192
Common stock, nonvoting, $0.01 par value; authorized shares, 10,000,000; issued and outstanding shares -0-	-	-
Additional paid-in capital	110,466	103,640
Accumulated other comprehensive loss	(2,536)	(2,973)
Accumulated deficit	(25,503)	(47,535)
Total stockholders' equity	82,623	53,324
Total liabilities and stockholders' equity	$339,377	$282,277

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows
(dollars in thousands)

	For the year ended December 31,
	2018	2017
Cash flows from operating activities:
Consolidated net income	$25,289	$19,653
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on extinguishment of debt	2,384	6,116
Loss on sale of property, plant, and equipment	-	150
Depreciation expense	2,105	1,626
Amortization of other intangible assets	1,005	702
Amortization of deferred financing costs	951	1,005
Amortization of original issue discount	-	66
Deferred income taxes	2,565	5,181
Stock compensation expense	1,411	720
Changes in operating assets and liabilities:
Accounts receivable	824	(1,067)
Inventories	(20,650)	495
Other current assets	(5,097)	1,495
Other assets	75	(334)
Accounts payable	2,523	(5,702)
Accrued postretirement liabilities	(97)	(24)
Accrued liabilities and other	(198)	(392)
Net cash provided by operating activities	$13,090	$29,690

Cash flows from investing activities:
Capital expenditures	$(2,267)	$(2,021)
Acquisitions, net of cash acquired	(19,161)	268
Issuance of note receivable	(6,500)	-
Repayment of note receivable	6,500	-
Payments for investments	(2,000)	(179)
Restricted cash, MSA escrow deposits	(1,241)	816
Net cash used in investing activities	$(24,669)	$(1,116)

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Turning Point Brands, Inc.
Consolidated Statement of Cash Flows (Cont.)
(dollars in thousands)

	For the year ended December 31,
	2018	2017
Cash flows from financing activities:
Proceeds from 2018 first lien term loan	$160,000	$-
Payments of 2018 first lien term loan	(6,000)	-
Proceeds from 2018 second lien term loan	40,000	-
Proceeds from 2018 revolving credit facility	26,000	-
Payment of dividends	(2,318)	(768)
Proceeds from 2017 first lien term loan	-	145,000
Payments of 2017 first lien term loan	(140,613)	(4,387)
Proceeds from 2017 second lien term loan	-	55,000
Payments of 2017 second lien term loan	(55,000)	-
Proceeds from (payments of) 2017 revolving credit facility, net	(8,000)	8,000
Payments of VaporBeast Note Payable	(2,000)	-
Proceeds from release of restricted funds	1,107	-
Payments of financing costs	(3,286)	(4,783)
Exercise of options	833	1,431
Redemption of options	(623)	(1,740)
Payment to terminate acquired capital lease	(170)	-
Payments of first lien term loan	-	(147,362)
Payments of second lien term loan	-	(60,000)
Proceeds from (payments of) revolving credit facility	-	(15,083)
Payments of Vapor Shark loans	-	(1,867)
Prepaid equity issuance costs	-	(453)
Surrender of options	-	(1,000)
Distribution to non-controlling interest	-	(4)
Net cash provided by (used in) financing activities	$9,930	$(28,016)

Net increase (decrease) in cash	$(1,649)	$558

Cash, beginning of period:
Unrestricted	2,607	2,865
Restricted	4,704	3,888
Total cash at beginning of period	7,311	6,753

Cash, end of period:
Unrestricted	3,306	2,607
Restricted	2,356	4,704
Total cash at end of period	$5,662	$7,311

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Non-GAAP Financial Measures

To supplement our financial information presented in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, we use non-U.S. GAAP financial measures, including EBITDA, Adjusted EBITDA, Adjusted diluted EPS, Net Debt, Adjusted Gross Profit and Adjusted Operating Income. We believe Adjusted EBITDA provides useful information to management and investors regarding certain financial and business trends relating to our financial condition and results of operations. Adjusted EBITDA, Adjusted diluted EPS, Net Debt, Adjusted Gross Profit and Adjusted Operating Income are used by management to compare our performance to that of prior periods for trend analyses and planning purposes and are presented to our board of directors. We believe that EBITDA, Adjusted EBITDA, Adjusted diluted EPS, Adjusted Gross Profit and Adjusted Operating Income are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate to business performance.

We define “EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation and amortization. We define “Adjusted EBITDA” as net income before interest expense, loss on extinguishment of debt, provision for income taxes, depreciation, amortization, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted diluted EPS” as diluted earnings per share excluding items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Net Debt” as total debt less cash. We define “Adjusted Gross Profit” as gross profit excluding LIFO, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance. We define “Adjusted Operating Income” as operating income excluding LIFO, other non-cash items and other items that we do not consider ordinary course in our evaluation of ongoing operating performance.

Non-U.S. GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with U.S. GAAP. EBITDA, Adjusted EBITDA Adjusted diluted EPS, Adjusted Gross Profit and Adjusted Operating Income exclude significant expenses that are required by U.S. GAAP to be recorded in our financial statements and is subject to inherent limitations. In addition, other companies in our industry may calculate this non-U.S. GAAP measure differently than we do or may not calculate it at all, limiting its usefulness as a comparative measure.

In accordance with SEC rules, we have provided, in the supplemental information attached, a reconciliation of the non-GAAP measures to the next directly comparable GAAP measures.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)

	Three Months Ended
	December 31,
	2018	2017
Consolidated net income	$4,984	$3,519
Add:
Interest expense	4,013	3,894
Interest income	(5)	(7)
Income tax expense	2,132	3,430
Depreciation expense	509	434
Amortization expense	449	176
EBITDA	$12,082	$11,446
Components of Adjusted EBITDA
LIFO adjustment (a)	(86)	877
Pension/postretirement expense (b)	(18)	32
Stock options, restricted stock, and incentives expense (c)	354	222
Foreign exchange hedging (d)	1	-
Strategic initiatives (e)	1,727	1,143
New product launch costs (f)	608	687
Product line rationalizations (g)	1,915	249
Warehouse reorganization (h)	627	-
Bonus (i)	-	107
Adjusted EBITDA	$17,210	$14,763

(a) Represents expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting.
(b) Represents our non-cash pension/postretirement expense.
(c) Represents non-cash stock options, restricted stock and incentives expense.
(d) Represents non-cash gain and loss stemming from our foreign exchange hedging activities.
(e) Represents the fees incurred for strategic initiatives and acquisitions, as well as $1.1 million of earnout for IVG management in 2018.
(f) Represents product launch costs of our new product lines.
(g) Represents costs associated with discontinued products related to product line rationalization.
(h) Represents costs associated with inventory rationalization from warehouse consolidation.
(i) Represents bonuses associated with the December 2017 Tax Cuts and Jobs Act.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule A

Turning Point Brands, Inc.
Reconciliation of GAAP Net Income to Adjusted EBITDA
(dollars in thousands)

	For the Year Ended
	December 31,
	2018	2017
Net income attributable to Turning Point Brands, Inc.	$25,289	$20,209
Add:
Interest expense	15,086	16,904
Interest income	(267)	(15)
Loss on extinguishment of debt	2,384	6,116
Income tax expense	6,285	7,280
Depreciation expense	2,105	1,626
Amortization expense	1,006	702
EBITDA	$51,888	$52,822
Components of Adjusted EBITDA
LIFO adjustment (a)	58	1,123
Pension/postretirement expense (b)	237	284
Stock options, restricted stock, and incentives expense (c)	1,410	668
Foreign exchange hedging (d)	71	(90)
Product line rationalizations (e)	3,224	563
Strategic initiatives (f)	4,482	2,133
New product launch costs (g)	1,835	2,414
Organizational development (h)	778	-
Warehouse reorganization (i)	627	-
Bonus (j)	-	107
Adjusted EBITDA	$64,610	$60,024

(a) Represents expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting.
(b) Represents our non-cash pension/postretirement expense.
(c) Represents non-cash stock options, restricted stock and incentives expense.
(d) Represents non-cash gain and loss stemming from our foreign exchange hedging activities.
(e) Represents costs associated with discontinued products related to product line rationalization.
(f) Represents the fees incurred for strategic initiatives and acquisitions, as well as $1.5 million of earnout for IVG management in 2018.
(g) Represents product launch costs of our new product lines.
(h) Represents costs associated with executive departures.
(i) Represents costs associated with inventory rationalization from warehouse consolidation.
(j) Represents bonuses associated with the December 2017 Tax Cuts and Jobs Act.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule B

Turning Point Brands, Inc.
Reconciliation of GAAP Total Debt to Net Debt
(dollars in thousands)

	December 31,		December 31,
	2018		2017

Cash	$3,306		$2,607

Total Debt	$220,715		$202,040

Net Debt	$217,409		$199,433

Leverage Ratio (a)	3.4	x	3.3	x

(a) Leverage ratio is calculated by net debt / adjusted EBITDA.

Schedule C

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)	Three Months Ended
	December 31,
	2018	2017
GAAP EPS	$0.25	$0.18
LIFO adjustment (a)	(0.00)	0.02
Stock options, restricted stock, and incentives expense (b)	0.01	0.01
Strategic initiatives (c)	0.06	0.03
New product launch costs (d)	0.02	0.02
Product line rationalizations (e)	0.07	0.01
Warehouse reorganization (f)	0.02	-
Bonus (g)	-	0.00
Impact of quarterly tax items to effective tax rate	0.06	0.13
Adjusted diluted EPS	$0.49	$0.39

(a) Represents expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting tax effected at the quarterly effective tax rate.
(b) Represents non-cash stock options, restricted stock and incentives expense tax effected at the quarterly effective tax rate.
(c) Represents the fees incurred for the study of strategic initiatives and acquisition expenses, as well as $1.1 million of earnout for IVG management in 2018, tax effected at the quarterly effective tax rate.
(d) Represents product launch costs of our new product lines tax effected at the quarterly effective tax rate.
(e) Represents costs associated with discontinued products related to product line rationalization tax effected at the quarterly effective tax rate.
(f) Represents costs associated with inventory rationalization from warehouse consolidation tax effected at the quarterly effective tax rate.
(g) Represents bonuses associated with the December 2017 Tax Cuts and Jobs Act tax effected at the quarterly effective tax rate.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule C

Turning Point Brands
Reconciliation of GAAP diluted EPS to Adjusted diluted EPS
(dollars in thousands except share data)	For the Year Ended
	December 31,
	2018	2017
GAAP EPS	$1.28	$1.04
LIFO adjustment (a)	0.00	0.04
Stock options, restricted stock, and incentives expense (b)	0.06	0.02
Strategic initiatives (c)	0.18	0.08
New product launch costs (d)	0.07	0.09
Product line rationalizations (e)	0.13	0.02
Organizational development (f)	0.03	-
Warehouse reorganization (g)	0.03	-
Bonus (h)	-	0.00
Impact of quarterly tax items to effective tax rate	(0.00)	0.06
Adjusted diluted EPS	$1.77	$1.36

(a) Represents expense related to an inventory valuation allowance for last-in, first-out ("LIFO") reporting tax effected at the annual effective tax rate.
(b) Represents non-cash stock options, restricted stock and incentives expense tax effected at the annual effective tax rate.
(c) Represents the fees incurred for the study of strategic initiatives and acquisition expenses, as well as $1.5 million of earnout for IVG management in 2018, tax effected at the annual effective tax rate.
(d) Represents product launch costs of our new product lines tax effected at the annual effective tax rate.
(e) Represents costs associated with discontinued products related to product line rationalization tax effected at the annual effective tax rate.
(f) Represents costs associated with executive departures tax effected at the annual effective tax rate.
(g) Represents costs associated with inventory rationalization from warehouse consolidation tax effected at the annual effective tax rate.
(h) Represents bonuses associated with the December 2017 Tax Cuts and Jobs Act tax effected at the annual effective tax rate.

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule D

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)

	Consolidated
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2018	2018	2018	2018

Net sales	$332,683	$94,291	$83,349	$81,101	$73,942

Gross profit	$142,559	$38,744	$36,211	$35,795	$31,809
Adjustments:
LIFO adjustment	58	(86)	201	-	(57)
New product launch costs	985	152	282	-	551
Product line rationalizations	2,352	1,667	301	-	385
Warehouse reorganization	527	527	-	-	-

Adjusted gross profit	$146,481	$41,003	$36,995	$35,795	$32,688

Operating income	$48,484	$10,983	$12,958	$14,802	$9,741
Adjustments:
LIFO adjustment	58	(86)	201	-	(57)
Foreign exchange hedging	71	1	70	(46)	46
Transaction costs	3,967	1,551	1,024	1,031	362
New product launch costs	1,835	607	545	-	682
Product line rationalizations	3,224	1,915	301	-	1,008
Strategic initiatives	515	176	103	(1)	237
Warehouse reconfiguration	627	627	-	-	-
Organizational development	778	-	98	44	635

Adjusted operating income	$59,559	$15,775	$15,300	$15,830	$12,654

	Consolidated
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2017	2017	2017	2017

Net sales	$285,777	$73,563	$73,340	$72,086	$66,788

Gross profit	$124,970	$32,264	$32,968	$32,010	$27,728
Adjustments:
LIFO adjustment	1,123	877	(641)	(302)	1,189
New product launch costs	728	230	141	222	134
Product line rationalizations	422	107	315	-	-
Strategic initiatives	17	17	-	-	-

Adjusted gross profit	$127,259	$33,496	$32,783	$31,930	$29,051

Operating income	$49,680	$10,738	$14,434	$13,659	$10,849
Adjustments:
LIFO adjustment	1,123	877	(641)	(302)	1,189
Foreign exchange hedging	(90)	-	-	(21)	(69)
Transaction costs	1,192	202	219	444	327
New product launch costs	2,414	687	567	533	628
Product line rationalizations	563	249	315	-	-
Strategic initiatives	941	941	-	-	-
Bonus	107	107	-	-	-

Adjusted operating income	$55,930	$13,800	$14,893	$14,313	$12,924

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule D

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)

	Smokeless
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2018	2018	2018	2018

Net sales	$90,031	$23,131	$21,743	$24,410	$20,747

Gross profit	$46,490	$11,944	$11,020	$12,533	$10,993
Adjustments:
LIFO adjustment	51	(93)	201	-	(57)
New product launch costs	168	29	99	-	40
Product line rationalizations	72	72	-	-	-

Adjusted gross profit	$46,781	$11,952	$11,320	$12,533	$10,976

Operating income	$28,920	$7,650	$6,066	$8,399	$6,805
Adjustments:
LIFO adjustment	51	(93)	201	-	(57)
New product launch costs	547	185	322	-	40
Product line rationalizations	159	159	-	-	-
Organizational development	635	-	56	16	563

Adjusted operating income	$30,311	$7,901	$6,644	$8,415	$7,351

	Smokeless
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2017	2017	2017	2017

Net sales	$84,560	$20,997	$21,294	$22,021	$20,248

Gross profit	$42,703	$10,318	$11,516	$11,553	$9,316
Adjustments:
LIFO adjustment	710	547	(559)	(402)	1,124
New product launch costs	679	216	134	217	112
Product line rationalizations	18	18	-	-	-
Strategic initiatives	17	17	-	-	-

Adjusted gross profit	$44,127	$11,116	$11,091	$11,368	$10,552

Operating income	$28,005	$6,580	$8,128	$7,824	$5,474
Adjustments:
LIFO adjustment	710	547	(559)	(402)	1,124
New product launch costs	1,195	456	198	324	216
Product line rationalizations	18	18	-	-	-
Strategic initiatives	17	17	-	-	-

Adjusted operating income	$29,945	$7,618	$7,767	$7,746	$6,814

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule D

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)

	Smoking
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2018	2018	2018	2018

Net sales	$111,507	$27,104	$28,079	$29,328	$26,996

Gross profit	$57,043	$13,885	$14,814	$15,180	$13,164
Adjustments:
LIFO adjustment	7	7	-	-	(0)
New product launch costs	564	122	137	-	304
Product line rationalizations	1,291	773	154	-	364

Adjusted gross profit	$58,905	$14,788	$15,105	$15,180	$13,832

Operating income	$42,650	$10,233	$11,111	$11,762	$9,544
Adjustments:
LIFO adjustment	7	7	-	-	(0)
Foreign exchange hedging	71	1	70	(46)	46
New product launch costs	702	159	177	-	365
Product line rationalizations	1,368	850	154	-	364
Strategic initiatives	51	-	4	16	31

Adjusted operating income	$44,849	$11,251	$11,517	$11,732	$10,350

	Smoking
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2017	2017	2017	2017

Net sales	$109,956	$28,900	$26,860	$27,019	$27,177

Gross profit	$57,146	$15,128	$14,201	$14,117	$13,700
Adjustments:
LIFO adjustment	413	330	(82)	100	65
Product line rationalizations	190	-	190	-	-

Adjusted gross profit	$57,749	$15,458	$14,309	$14,217	$13,765

Operating income	$43,816	$11,807	$10,941	$10,760	$10,308
Adjustments:
LIFO adjustment	413	330	(82)	100	65
Foreign exchange hedging	(90)	-	-	(21)	(69)
Product line rationalizations	190	-	190	-	-

Adjusted operating income	$44,329	$12,137	$11,049	$10,839	$10,304

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238

Schedule D

Turning Point Brands, Inc.
Reconciliation of GAAP Gross Profit to Adjusted Gross Profit and GAAP Operating Income to Adjusted Operating Income
(dollars in thousands)

	NewGen
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2018	2018	2018	2018	2018

Net sales	$131,145	$44,056	$33,527	$27,363	$26,199

Gross profit	$39,026	$12,915	$10,377	$8,082	$7,652
Adjustments:
New product launch costs	253	-	46	-	207
Product line rationalizations	989	822	147	-	21
Warehouse reorganization	527	527	-	-	-

Adjusted gross profit	$40,795	$14,263	$10,570	$8,082	$7,880

Operating income	$6,752	$1,279	$2,525	$1,939	$1,010
Adjustments:
New product launch costs	586	262	46	-	277
Product line rationalizations	1,698	907	147	-	644
Warehouse reconfiguration	627	627	-	-	-
Organizational development	43	-	43	-	-

Adjusted operating income	$9,706	$3,075	$2,760	$1,939	$1,932

	NewGen
	Year Ended	4th Quarter	3rd Quarter	2nd Quarter	1st Quarter
	2017	2017	2017	2017	2017

Net sales	$91,261	$23,666	$25,186	$23,046	$19,363

Gross profit	$25,121	$6,818	$7,251	$6,340	$4,712
Adjustments:
New product launch costs	49	15	7	5	22
Product line rationalizations	214	89	124	-	-

Adjusted gross profit	$25,384	$6,922	$7,382	$6,345	$4,734

Operating income	$3,178	$(509)	$1,506	$1,109	$1,072
Adjustments:
New product launch costs	1,220	231	368	209	412
Product line rationalizations	355	231	124	-	-
Strategic initiatives	924	924	-	-	-

Adjusted operating income	$5,677	$877	$1,999	$1,318	$1,484

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Turning Point Brands, Inc. | www.turningpointbrands.com | ir@tpbi.com | 502.774.9238